 Press Release

BioPharmX Corporation Reports Third Quarter Financial Results

MENLO PARK, Calif., Dec. 13, 2016 -- BioPharmX Corporation (NYSE MKT: BPMX), a specialty pharmaceutical company focusing on dermatology, today announced its financial results for the third quarter ended Oct. 31, 2016.

Recent Highlights:

•

After the close of the quarter, raised $13 million in gross proceeds, which the company expects will provide funds sufficient to complete Phase 2b studies of BPX-01, the company’s unique topical minocycline formulation for the treatment of Propionibacterium acnes.

•	Completed in vitro research whose findings suggest that BPX-01 may have a significant pharmacokinetic advantage over oral minocycline for the treatment of acne.

•

Presented findings that suggest BPX-01 may, for the first time, allow dermatologists to unlock minocycline’s full, potent anti-inflammatory properties in the treatment of acne. The study found that minocycline’s anti-inflammatory benefits are more effectively delivered to specific target areas with the BPX-01 topical formulation than with the oral formulation, which is the only form currently available to treat acne. The finding is important because recent independent research suggests that inflammation may be a cause of acne and not only – as previously thought – a side effect of the condition.

•

Announced the completion of the first in vitro studies to identify the mechanism of action by which molecular iodine  induces the death of both certain breast cancer and fibrocystic breast condition  cells.

“It is an exciting time for BioPharmX.  We recently raised a significant amount of capital and presented expanded research that demonstrates the promise of BPX-01,” said Anja Krammer, president of BioPharmX Corporation. “During the quarter we reached several important milestones on our journey toward becoming a leading dermatology specialty pharmaceutical company.”

Third Quarter Financial Results

For the third quarter ended Oct. 31, 2016, total operating expenses were $4.2 million, compared with total operating expenses of $3.8 million in the prior fiscal year’s third quarter. The increase resulted primarily from higher spending for the company's acne drug clinical trials, offset by lower spending on advertising and promotions related to the company’s Violet product.

Net loss for the third quarter was $3.9 million, or $0.12 per share, compared with a net loss of $3.9 million, or $0.18 per share, during the prior fiscal year’s third quarter.

Excluding stock-based compensation expense, the charge related to the modification of certain warrants, the impact of changes in the fair value of the warrant liability and amortization of purchased intangible assets, non-GAAP net loss available to common stockholders for the third quarter was $3.9 million, or $0.12 per share. During the third quarter of the prior fiscal year, the comparable non-GAAP net loss available to common stockholders was $3.6 million, or $0.17 per share.

Cash and cash equivalents as of Oct. 31, 2016 were $0.5 million.  After the end of the third quarter, the company raised approximately $13 million in gross proceeds in a public offering of its capital stock.

Conference Call & Webcast

BioPharmX will host a conference call today at 4:30 p.m. ET to discuss its third quarter financial results. A live webcast of the conference call will be available online on the Investors section of the BioPharmX website at http://www.biopharmx.investorroom.com.  You may also access this call by dialing (866) 652-5200 for domestic callers or (412) 317-6060 for international callers, and requesting to join the BioPharmX Corporation call.

A telephonic replay of the call will be available today beginning at 3:30 p.m. PT/6:30 p.m. ET for 30 days after the call. To access the replay, dial (877) 344-7529 or (412) 317-0088 and reference Conference ID: 10097418. The webcast will also be available on the BioPharmX website for 90 days following the completion of the call.

About BioPharmX® Corporation

BioPharmX Corporation (NYSE MKT: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (OTC), and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures

BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss available to common stockholders, and non-GAAP net loss available to common stockholders per share, that do not include a one-time charge related to the modification of certain warrants, stock-based compensation, the impact of changes in the fair value of the warrant liability, and the amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation’s performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

In the first quarter of fiscal year 2016, BioPharmX Corporation amended certain warrants resulting in a one-time charge. This amount is excluded from its non-GAAP net loss available to common stockholders and non-GAAP net loss available to common stockholders per share because it is not reflective of ongoing operating results in the period incurred.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of the warrant liability results from the periodic revaluing of the warrant liability.  Although these are recurring charges to BioPharmX Corporation’s operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management’s control. Thus, management believes that excluding stock-based compensation expenses and the impact of changes in the fair value of the warrant liability from non-GAAP net loss available to common stockholders and non-GAAP net loss available to common stockholders per share facilitates comparisons of BioPharmX Corporation’s operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of purchased intangible assets results from the purchase of a license related to molecular iodine technology. This amount is excluded from non-GAAP net loss available to common stockholders and non-GAAP net loss available to common stockholders per share because it is not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements

The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding the sufficiency and use of funds, effectiveness of BPX-01 and the successful advancement of the company’s product candidates and research and development pipeline, including the Phase 2b study. These forward-looking statements may be identified by words such as "plan," "expect," "anticipate," "believe" or similar expressions that are intended to identify such forward-looking statements.

These forward looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the period ended January 31, 2016. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX and Violet are registered trademarks of BioPharmX, Inc.

For further information:

Media Contact

Nina Brauer, nbrauer@biopharmx.com (650) 889-5030

Investor Relations

investors@biopharmx.com

--TABLES TO FOLLOW--

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015

Revenues, net	$ 33	$ 20	$ 85	$ 29
Cost of goods sold	28	19	65	38
Gross margin (deficit)	5	1	20	(9)

Operating Expenses
Research and development	2,487	1,649	7,633	3,866
Sales and marketing	529	1,270	2,531	3,658
General and administrative	1,154	930	3,516	3,074
Total operating expenses	4,170	3,849	13,680	10,598

Loss from operations	(4,165)	(3,848)	(13,660)	(10,607)
Change in fair value of warrant liability	334	-	334	-
Other expense, net	(47)	-	(45)	(436)
Loss before income taxes	(3,878)	(3,848)	(13,371)	(11,043)
Provision for income taxes	-	2	2	2
Net and comprehensive loss	(3,878)	(3,850)	(13,373)	(11,045)

Accretion on Series A convertible redeemable preferred stock	-	-	-	(202)
Deemed dividend on Series A convertible redeemable preferred stock	-	-	-	(201)
Net loss available to common stockholders	$ (3,878)	$ (3,850)	$ (13,373)	$ (11,448)

Net loss per share
Basic and diluted	($0.12)	($0.18)	($0.47)	($0.71)
Shares used in computing net loss per share
Basic and diluted	31,253	21,037	28,737	16,109

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	October 31,	January 31,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$ 468	$ 4,039
Accounts receivable	7	7
Inventories	77	100
Prepaid expenses and other current assets	742	285
Total current assets	1,294	4,431

Property and equipment, net	185	216
Intangible assets, net	97	119
Other assets	50	85
Total assets	$ 1,626	$ 4,851

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$ 2,835	$ 1,777
Accrued expenses and other current liabilities	2,184	1,020
Convertible notes payable, net	479	-
Total current liabilities	5,498	2,797

Convertible notes payable, net	934	-
Warrant liability	232	-
Total liabilities	6,664	2,797

Stockholders' equity (deficit)	(5,038)	2,054

Total liabilities and stockholders’ equity (deficit)	$ 1,626	$ 4,851

BIOPHARMX CORPORATION
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share Available to Common Stockholders
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Nine Months Ended
		October 31,		October 31,
		2016	2015	2016	2015

GAAP net loss available to common stockholders		$ (3,878)	$ (3,850)	$ (13,373)	$ (11,448)

Change in fair value of warrant liability		(334)	-	(334)	-
Expense related to modification of warrants		-	-	-	436
Amortization of purchased intangible assets		7	7	22	22
Stock-based compensation expense
-	Research and development	87	38	292	163
-	Sales and marketing	65	93	247	300
-	General and administrative	195	111	505	403
	Total stock-based compensation expense	347	242	1,044	866
Total reconciling items		20	249	732	1,324
Non-GAAP net loss available to common stockholders		$ (3,858)	$ (3,601)	$ (12,641)	$ (10,124)

GAAP net loss available to common stockholders per share		$ (0.12)	$ (0.18)	$ (0.47)	$ (0.71)
Reconciling items
-	Change in fair value of warrant liability	(0.01)	-	(0.01)	-
-	Expense related to modification of warrants	-	-	-	0.03
-	Amortization of purchased intangible assets	-	-	-	-
-	Stock-based compensation expense	0.01	0.01	0.04	0.05

Non-GAAP net loss per share: basic and diluted		$ (0.12)	$ (0.17)	$ (0.44)	$ (0.63)

Shares used in computing non-GAAP net loss per share
Basic and diluted		31,253	21,037	28,737	16,109